Exhibit 10.15
PAPA JOHN’S INTERNATIONAL, INC.
2018 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Papa John’s International, Inc., a Delaware corporation (the “Company”), hereby grants shares of its common stock, $.01 par value (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth below and in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2018 Omnibus Incentive Plan (the “Plan”).

Grant Date:

Name of Grantee: *

Number of Shares of Stock Covered by Grant: *

Purchase Price per Share of Stock: *

Vesting Start Date:

Vesting Schedule: 3-Year Graded Vest

In the event that the Schedule set forth below would result in vesting of a fractional number of shares, the number of shares that will vest will be rounded down to the nearest whole share, and the last scheduled vesting tranche will be rounded up, to the extent necessary, so that the full number of options will have vested.
Number of shares that vest, as a percentage
Vesting Date of the number of shares granted
One-year anniversary of Vesting Start Date 33%
Two-year anniversary of Vesting Start Date 33%
Three-year anniversary of Vesting Start Date 34%

By accepting this agreement electronically, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is also being provided electronically via your Bank of America/Merrill Lynch Benefits Online account. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan. Notwithstanding anything in this Agreement, the Plan, any agreement between the Company and the Grantee, or any other agreement to the contrary, in the event any provision of this Agreement, the Plan, any agreement between the Company and the Grantee, or any other agreement would cause the Company to violate Section 6.4 of the Plan, such provision shall not be given effect. Certain capitalized terms used in this Agreement that are not defined herein are defined in the Plan, and have the meaning set forth in the Plan.

Attachment
This is not a stock certificate or a negotiable instrument.

*Refer to your Award Notice from Papa John’s and the participant grant detail page on the Bank of America/Merrill Lynch Benefits Online web platform for your actual grant details.

PAPA JOHN’S INTERNATIONAL, INC.
2018 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock/ Nontransferability	This grant is an award of Stock in the number of shares set forth on the cover sheet, at the purchase price set forth on the cover sheet, and subject to the vesting conditions described on the cover sheet and below ("Restricted Stock"). The purchase price is deemed paid by your prior services to the Company. To the extent not yet vested, your Restricted Stock may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process.
Vesting	The Company will issue your Restricted Stock in your name as of the Grant Date.

Your right to the Stock under this Restricted Stock Agreement vests as to one-third (1/3) of the total number of shares of Stock covered by this grant, as shown on the cover sheet, on each of the first three annual anniversaries of the Vesting Start Date, provided you then continue in Service. The resulting aggregate number of vested shares of Stock will be rounded down to the nearest whole number, and you cannot vest in more than the number of shares covered by this grant.
Forfeiture of Unvested Stock
Except as otherwise provided in this Agreement, in the event that your Service terminates for any reason, you will forfeit to the Company all of the shares of Stock subject to this grant that have not yet vested or with respect to which all applicable restrictions and conditions have not lapsed.

Death	If your Service terminates because of your death, the Restricted Stock granted under this Agreement will automatically be fully vested.
Disability	If your Service terminates because of your Disability, the Restricted Stock granted under this Agreement will automatically be fully vested.
Issuance	The issuance of the Stock under this grant shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more Stock certificates, with any unvested Restricted Stock bearing a legend with the appropriate restrictions imposed by this Agreement. As your interest in the Stock vests as described above, the recordation of the number of shares of Restricted Stock attributable to you will be appropriately modified.

Withholding Taxes
You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the payment of dividends or the vesting of Stock acquired under this grant.

Payment may be made in one (or a combination) of the following forms:

•Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

•Shares of Stock withheld by the Company from the shares of Stock otherwise to be received, with such withheld shares having an aggregate Fair Market Value equal to the withholding obligations.

•Shares of Stock which have already been owned by you and which are surrendered to the Company. The Fair Market Value of the shares will be applied to the withholding obligations.

•By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the withholding taxes.

Section 83(b) Election
Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include the forfeiture as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Retention Rights	This Agreement does not give you the right to be retained by the Company (or any of its Affiliates) in any capacity. The Company (and any Affiliates) reserve the right to terminate your Service at any time and for any reason.
Shareholder Rights	You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.

Clawback
Any Award granted pursuant to the Plan will be subject to mandatory repayment by the participant to the Company (i) to the extent set forth in the Plan or an award agreement or (ii) to the extent the participant is, or in the future becomes, subject to (a) any Company or affiliate "clawback" or recoupment policy that is adopted to comply with the requirements of any applicable laws, rules or regulations, stock exchange listing standards or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and you are subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or were grossly negligent in failing to prevent the misconduct, you shall reimburse the Company the amount of any payment in settlement of this Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Notwithstanding any other provision of the Plan or any provision of this Agreement, if the Company is required to prepare an accounting restatement, then you shall forfeit any Stock or cash received in connection with this Award (or an amount equal to the fair market value of such Stock on the date of delivery if you no longer hold the shares of Stock) if pursuant to the terms of this Agreement, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in this Agreement (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved.

Forfeiture of Rights	If you should take actions in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, any confidentiality obligation with respect to the Company or any Affiliate, or any other agreement between you and the Company or any Affiliate, the Company has the right to cause an immediate forfeiture of your rights to the Restricted Stock awarded under this Agreement and the Restricted Stock shall immediately expire.

In addition, if you have received vested shares of Stock in connection with this Restricted Stock during the two year period prior to your actions described in the immediately preceding paragraph, you will owe the Company a cash payment (or forfeiture of shares of Stock) in an amount determined as follows: (1) for any shares of Stock that you have sold prior to receiving notice from the Company, the amount will be the proceeds received from the sale(s), and (2) for any shares of Stock that you still own, the amount will be the number of shares of Stock owned times the Fair Market Value of the shares of Stock on the date you receive notice from the Company (provided, that the Company may require you to satisfy your payment obligations hereunder either by forfeiting and returning to the Company the shares of Stock or any other shares of Stock or making a cash payment or a combination of these methods as determined by the Company in its sole discretion).
Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company Stock, the number of shares covered by this grant shall be adjusted pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity in accordance with the terms of the Plan.
Legends	All certificates representing the Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
The Plan	The text of the Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Restricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.
Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.
By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery
The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Compensation Team at 888-442-7272 to request paper copies of these documents.

By accepting this Agreement electronically, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and social security number of the undersigned:

Name:
Address:
Social Security No. :

2. Description of property with respect to which the election is being made:

shares of common stock, par value $.01 per share, Papa John’s International, Inc., a Delaware corporation, (the “Company”).

3. The date on which the property was transferred is __________ __, 2024.

4. The taxable year to which this election relates is calendar year 2024.

5. Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.

7. The amount paid by taxpayer for the property was $__________.

8. A copy of this statement has been furnished to the Company.
Dated: _____________, 2024

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

1     Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.